                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (s)240.14a-11(c) or (s)240.14a-12

                          ROWE FURNITURE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                          ROWE FURNITURE CORPORATION
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules (6-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    4)  Proposed maximum aggregate value of transaction:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing be registration statement number, of the Form or Schedule and the date of its filing.

    1)  Amount previously paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

Notes:

                         ____________________________




                                    NOTICE

                                      OF

                                ANNUAL MEETING

                                      OF

                                 STOCKHOLDERS

                                      AND

                                PROXY STATEMENT

                             ____________________

                         TIME:

                                    Tuesday, April 2, 1996
                                    at 10:00 a.m.

                         PLACE:
                                    Roanoke Airport Marriott
                                     Roanoke, Virginia

                             ____________________


                          ROWE FURNITURE CORPORATION
                                SALEM, VIRGINIA

                         ____________________________

ROWE FURNITURE CORPORATION
239 Rowan Street
Salem, Virginia  24153

To The Stockholders of
Rowe Furniture Corporation                                         March 1, 1996

     Notice is hereby given that the annual meeting of stockholders of Rowe Furniture Corporation (the "Company") will be held at the Roanoke Airport Marriott, Roanoke, Virginia, on Tuesday, April 2, 1996, at 10:00 a.m. The annual meeting is for the purpose of considering and acting upon the election of three directors of the Company, each for a term of three years, and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposal at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on February 9, 1996, are the stockholders entitled to vote at the meeting, and at any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                     By Order of the Board of Directors,



                                     ARTHUR H. DUNKIN, Secretary-Treasurer

------------------------------------------------------------------------------
 IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE
 EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE THE PRESENCE
 OF A QUORUM AT THE MEETING.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR
 YOUR CONVENIENCE.   NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED
 STATES.
------------------------------------------------------------------------------

                          ROWE FURNITURE CORPORATION
                               239 Rowan Street
                             Salem, Virginia 24153

                       ________________________________

                                PROXY STATEMENT
                       _________________________________

                        ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, APRIL 2, 1996
                      __________________________________

       This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Rowe Furniture Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Stockholders of the Company (hereinafter called the "Meeting"), which will be held at the Roanoke Airport Marriott, Roanoke, Virginia, on April 2, 1996, at 10:00 a.m., and all adjournments and postponements of the Meeting. The accompanying notice of Meeting and this proxy statement are first being mailed to stockholders on or about March 1, 1996.

       All shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth in this Proxy Statement. Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Meeting, but will not be counted as voting on any matter for which an abstention is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy.

       The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

       Stockholders who execute proxies solicited by the Company's Board of Directors retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments and postponements thereof. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. Any proxy may be revoked, however, at any time prior to its exercise by written notice to the Secretary of the Company or the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Any written notice revoking a proxy should be delivered to Arthur H. Dunkin, Secretary-Treasurer of the Company, at 239 Rowan Street, Salem, Virginia 24153.

                             STOCKHOLDER APPROVAL

       Although the Company's principal executive offices are located in Salem, Virginia, the Company is incorporated under the laws of the State of Nevada. Under Nevada law, the affirmative vote of a plurality of the shares represented at the Meeting is required for the election of Directors. Accordingly, withholding of authority will have no effect upon the election of Directors.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

       Stockholders of record as of the close of business on February 9, 1996 will be entitled to one vote for each share then held. As of February 9, 1996, the Company had 13,421,079 shares of common stock issued and outstanding.

       The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 9, 1996, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director and nominee, and (iii) all directors, nominees and executive officers as a group. The Company believes that the individuals listed each have sole voting and investment power with respect to such shares, except as otherwise indicated in the footnotes to the table. Unless otherwise indicated below, the business address of each person listed below is: c/o Rowe Furniture Corporation, 239 Rowan Street, Salem, Virginia 24153.

                                                          Shares Beneficially
                                                                  Owned
                                                       -------------------------
                                                       Amount of
                                                       Beneficial       Percent
                                                       Ownership(1)     of Class
                                                       ------------     --------

Name and Address,
of Beneficial Owner
--------------------
Caryl S. Bentz (2)                                     1,172,433            8.7%
Gerald M. Birnbach (3)(4)(5)                           1,564,421           11.5
Sidney J. Silver (6)                                   1,527,223           11.4
Arthur H. Dunkin                                         145,217            1.1
Keith J. Rowe (3) (7) (8)                              1,406,885           10.5
Harvey I. Ptashek (9)                                     53,561             *
Gerald O. Woodlief (10)                                   91,052             *
Richard E. Cheney                                         83,162             *
W. Patrick Dolan                                          75,756             *
Charles T. Rosen                                          38,530             *
All directors, nominees and executive officers
as a group (10 persons)                                4,195,236           30.2

* Less than one percent.

 (1) Includes shares subject to options exercisable within 60 days of February 9, 1996 granted to the directors and executive officers as follows: Mr. Birnbach - 140,868, Mr. Silver - 15,750, Mr. Dunkin - 92,437, Mr. Rowe -30,937, Mr. Ptashek - 48,750, Mr. Woodlief - 30,937,
         Mr. Cheney - 30,937, Mr. Dolan - 30,937, Mr. Rosen - 30,937 and Ms. Pedrolie - 4,000. Also includes shares held in retirement accounts.
 (2) Ms. Bentz's business address is- 4749 Barclay Square, Roanoke, Virginia 24018.
 (3) Includes 280,098 shares held by Mr. Birnbach and Mr. Keith Rowe, as co-trustees under the trust of FBO Michael Rowe, over which shares these individuals exercise shared voting and investment power. Mr. Birnbach does not have any income or residuary interest in these shares.
 (4) Includes 115,803 and 398,670 shares held as co-trustees under irrevocable trust agreements for the descendants of D. E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, over which shares Mr. Birnbach exercises shared voting and investment power.
 (5) Includes 2,430 shares held jointly by Mr. Birnbach with his wife. Includes 9,071 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Nina Patton and the Descendants of Nina Patton, 9,071 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Jami Taff and the Descendants of Jami Taff, 9,071 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Tom Birnbach and the Descendants of Tom Birnbach and 9,071 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Bruce Birnbach and the Descendants of Bruce Birnbach. Excludes 3,795 shares held by Mr. Birnbach's wife.
 (6) Excludes 1,593 shares owned by Mr. Silver's wife, 189,843 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Wife and Descendants of Sidney J. Silver, 10,000 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Beth D. Silver and the Descendants of Beth D. Silver, 20,000 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Patricia A. Silver and the Descendants of Patricia A. Silver, 20,000 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Lisa E. Cannon and the Descendants of Lisa E. Cannon, 10,000 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of David C. Silver and 10,000 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Daniel B. Silver. Includes 115,803 and 398,670 shares held as co-trustee under Irrevocable Trust agreements for the descendants of D.E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, 792 shares held as co-trustee under the Irrevocable Trust Agreement FBO Jonathan Simon Elsberg and 15,187 shares in the Silver, Freedman & Taff Profit Sharing Plan and Trust over which shares Mr. Silver exercises shared voting and investment power. Mr. Silver's business address is: c/o Silver, Freedman & Taff, L.L.P, 1100 New York Ave., N.W., Washington, D.C. 20005.
 (7) Messrs. Michael and Keith Rowe are coexecutors of the estate of Elizabeth J. Rowe and have shared voting and investment power with respect to 10,084 shares.
 (8)     Excludes 792 shares owned by Mr. Rowe's wife.
 (9)     Excludes 109,278 shares owned by Mr. Ptashek's wife.
(10)     Excludes  72,595 shares owned by Mr. Woodlief's wife.

                       PROPOSAL I - ELECTION OF DIRECTORS

       The Company's Board of Directors is composed of nine directors. One-third of the Directors are elected annually. Three Directors are to be elected at the Meeting for terms of three years or until their successors are elected and qualified.

       Unless contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of the three nominees named below. If any of such persons is unable, or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

       The following table sets forth certain information with respect to each nominee for election to the Board and each Director continuing to serve.

                        INFORMATION CONCERNING NOMINEES

                                                             DIRECTOR      TERM TO
                                                    AGE       SINCE        EXPIRE
                                                    ---       -----        ------
Charles T. Rosen ....................................62       1977         1999
Sidney J. Silver ....................................61       1982         1999
Arthur H. Dunkin ....................................50       1986         1999

                         DIRECTORS CONTINUING TO SERVE

                                                             DIRECTOR      TERM TO
                                                    AGE       SINCE        EXPIRE
                                                    ---       -----        ------
Gerald M. Birnbach ..................................65       1966         1998
Keith J. Rowe .......................................52       1977         1998
Richard E. Cheney ...................................74       1988         1998
Gerald O. Woodlief ..................................65       1982         1997
Harvey I. Ptashek ...................................57       1984         1997
W. Patrick Dolan ....................................56       1988         1997


     Charles T. Rosen has served as President of CTR Funding, Inc., a private investment company, since 1975.

     Sidney J. Silver has been a member of the Washington, D.C. law firm Silver, Freedman & Taff, L.L.P since 1972.

     Arthur H. Dunkin has been the Company's Secretary-Treasurer since 1986. Mr. Dunkin has been in the service of the Company since 1984.

     Gerald M. Birnbach has been in the service of the Company since 1956. He has served as the Company's President since 1972, and Chairman of the Board
since 1976.    Prior to becoming President, he was Vice President of
Merchandising and Sales.

     Keith J. Rowe served as a Vice President of the Company from 1977 to January 1993. He is presently a private investor and currently serves on the board of directors of Enabling Technologies, Inc.

     Richard E. Cheney was the Chairman of the Board of Hill & Knowlton, an international public relations company, from 1987 to 1991 and served as the Chairman Emeritus from 1991 to 1993. He currently serves on the boards of directors of Chattem, Inc., C.R. Gibson Company, Holopak Technologies, Inc. and Alpine Lace Brands and serves as a financial relations consultant to such companies.

     Harvey I. Ptashek, who has been employed by the Company since 1964, has served as its Senior Vice President since 1984. He was the Vice President of Sales from 1980 to 1984. Prior to that time, he held positions with the Company as National Sales Manager and Director of Sales Administration.

  Gerald O. Woodlief served as a Senior Vice President of the Company from
1982 until his retirement in December 1992. Since January 1993, Mr. Woodlief has been a consultant to the Company. From 1949 until 1982, Mr. Woodlief served in various manufacturing positions with the Company.

     W. Patrick Dolan has served as President of W. P. Dolan & Associates, a labor/management consulting firm since 1978.


     BOARD OF DIRECTORS MEETINGS AND COMMITTEES. The Board conducts its business through meetings of the Board and through the activities of its committees. During the fiscal year ended December 3, 1995, the Board of Directors held eight regular Board meetings. No incumbent director of the Company attended fewer than 75 percent of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

     The Audit Committee of the Board of Directors consists of Messrs. Cheney, Dolan, Rosen, Rowe and Silver. The primary functions of this committee are to evaluate audit performance, oversee relations with the Company's independent auditors, and evaluate internal accounting policies and procedures. Three meetings were held by the Audit Committee during the year ended December 3, 1995.

     The Executive Committee of the Board of Directors consists of Messrs. Birnbach, Rowe, Silver and Woodlief. This committee determines the compensation of the executive officers of the Company. Three meetings were held by the Executive Committee during the year ended December 3, 1995.

     The Stock Option Committee of the Board of Directors consists of Messrs. Cheney, Dolan, Rosen, Rowe and Silver. The Stock Option Committee determines the number of stock options to be granted to all officers and employees of the Company. Two meetings were held by the Stock Option Committee during the year ended December 3, 1995.

     The Company's full Board of Directors act as a nominating committee for the annual selection of nominees for election as Directors. While the Board of Directors will consider nominees recommended by stockholders, it has not established any procedures for this purpose.

                            EXECUTIVE COMPENSATION

     The following table sets forth the compensation for each of the last three fiscal years earned by the President and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended December 3, 1995 (the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                                    Compensation
                                                      Annual          Awards
                                                                      ------
Name and                                           Compensation     Number of             All Other
Principal Position                     Year           Salary         Options           Compensation(1)
-------------------                    ---------------------------------------------------------------
Gerald M. Birnbach
Chairman and President                  1995          $745,404        40,000(2)          $   244,675
                                        1994           725,000        56,400               1,406,930
                                        1993           642,153             0                   6,745
Harvey I. Ptashek
Senior Vice President                   1995           245,000        15,000(2)               14,700
                                        1994           228,333        33,750                   5,082
                                        1993           210,000             0                   4,947

 Arthur H. Dunkin
 Secretary-Treasurer                    1995           210,000        12,000(2)               12,600
                                        1994           193,333        33,750                   5,082
                                        1993           173,333             0                   5,305

 Charlene A. Pedrolie
 Vice President - Manufacturing
 Systems (3)                            1995           106,667        20,000(4)                5,600
                                        1994                 0             0                       0
                                        1993                 0             0                       0


 (1) Amounts under All Other Compensation were contributed by the Company pursuant to its Non-Qualified 401(k) Savings Plan and includes for Mr. Birnbach $200,000 in 1995 and $1.4 million in 1994 pursuant to the settlement of his SERP agreement. See "--Employment Agreements."

 (2)  Stock options awarded on December 7, 1995.

 (3)  Ms. Pedrolie's employment with the Company began on April 1, 1995.

 (4)  Stock options awarded on initial date of employment.

      The following table sets forth certain information concerning stock options granted pursuant to the Company's 1983 and 1993 Stock Option and Incentive Plans to the Named Executives in fiscal 1995. No stock appreciation rights have been awarded under such plans.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                            POTENTIAL
                                                                                                       REALIZABLE VALUE AT
                                                                                                          ASSUMED ANNUAL
                                                                                                       RATES OF STOCK PRICE
                                                                                                           APPRECIATION
                                           INDIVIDUAL GRANTS                                              FOR OPTION TERM
----------------------------------------------------------------------------------------------------------------------------------
                                 NUMBER OF
                     SECURITIES UNDERLYING          % OF TOTAL       EXERCISE
                                   OPTIONS     OPTIONS GRANTED        OR BASE
                                   GRANTED        TO EMPLOYEES          PRICE       EXPIRATION
NAME                                   #(1)     IN FISCAL YEAR         ($/SH)             DATE             5%($)        10%($)
----------------------------------------------------------------------------------------------------------------------------------
G. M. Birnbach                      40,000               17.8%         $ 5.00         12-07-05        $ 125,800      $318,800

H. I. Ptashek                       15,000                6.7%           5.00         12-07-05           47,175       111,550

A. H. Dunkin                        12,000                5.3%           5.00         12-07-05           37,740        95,640

C. A. Pedrolie                      20,000                8.9%          4.125         04-03-05           51,893       131,505

(1) Mr. Birnbach's 40,000 shares consist of 20,000 shares underlying non-qualified stock options, which are exercisable immediately and 20,000 shares underlying incentive options, which are exercisable January 2, 1997. Mr. Dunkin's and Mr. Ptashek's options were exercisable as of January 2, 1996. Mr. Pedrolie's options are exercisable as follows: 20% as of April 3, 1996 40% as of April 3, 1997, 60% as of April 3, 1998, 80% as
      of April 3, 1999 and 100% as of April 3, 2000.


      The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Executives:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              Number of Shares                 Value of
                                                                    Underlying              Unexercised
                                                                   Unexercised             In-the-Money
                                  Shares                    Options at 12-3-95       Options at 12-3-95
                                Acquired          Value           Exercisable/             Exercisable/
Name                         On Exercise     Realized(1)         Unexercisable          Unexercisable(2)
-----------------------------------------------------------------------------------------------------------
Gerald M. Birnbach                74,000       $241,528                122,718/                $227,026/
                                                                        38,150(3)                      0

Harvey I. Ptashek                      0              0                 33,750/                       0/
                                                                        15,000(3)                      0

Arthur H. Dunkin                       0              0                 80,437/                 160,983/
                                                                        12,000(3)                      0

Charlene A. Pedrolie                   0              0                      0/                       0/
                                                                        20,000                   15,000

_______________________

(1) The difference between fair market value of the Company's Common Stock price at exercise and exercise price.

(2) The difference between fair market value of the Company's Common price. Stock price at fiscal year end and exercise price.

(3) Includes options to purchase 40,000, 15,000 and 12,000 shares awarded to Messrs. Birnbach's Ptashek and Dunkin, respectively, on December 7, 1995. Mr. Birnbach's 40,000 shares consist of 20,000 shares underlying non-qualified stock options, which are exercisable immediately and 20,000 shares underlying incentive options, which are exercisable January 2, 1997. Mr. Dunkin's and Mr. Ptashek's options were exercisable as of January 2, 1996.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP"). The plan provides for a fixed retirement benefit at age 65 of $100,000 per year for ten years for a total sum of $1.0 million. A participant who retires between the ages of 55 and 65 will receive a reduced annual payment over a greater number of years for a total sum of one million dollars. A participant who retires at age 53 or 54 will receive a reduced annual payment over a greater number of years for total sums of $650,000 and $700,000, respectively. A participant who retires before age 53 will receive a lump sum payment equal to the total amount previously accrued by the Company for financial accounting purposes. In September 1995, the Company revised the SERP to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations and to eliminate the reduction in the full benefit provided by the Plan because of age in the event of a change in control. The Named Executives who are participants in the plan are Messrs. Ptashek and Dunkin.

     EMPLOYMENT AGREEMENTS. In December 1993, the Company revised and extended an existing employment agreement with Mr. Birnbach. At the time the agreement was revised and extended, Mr. Birnbach's SERP was terminated and the Company agreed to settle an approximately $2.7 million lump sum payment to which Mr. Birnbach was entitled upon retirement pursuant to the SERP. Under the settlement the Company agreed to pay Mr. Birnbach $1.4 million on or before December 15, 1993 and four equal annual installments of $200,000 on or before December 15 each year thereafter.

     The agreement provides for an annual base salary of $725,000, exclusive of bonuses and increases, and annual salary increases based upon increases in the Consumer Price Index. Provision is also made for a bonus for unusual efforts made by Mr. Birnbach on behalf of the Company to be awarded in the sole discretion of the Company's Board of Directors. The agreement also provides for termination benefits, disability benefits, vacation and other benefits, including the furnishing of an automobile to Mr. Birnbach. The agreement has an eight year term.

     In the event that the Company terminates Mr. Birnbach's employment contract without cause or due to the cessation of the Company's business, other than by reason of sale of such business, or due to a change in control of the Company which is followed by the voluntary or involuntary termination of Mr. Birnbach's employment, Mr. Birnbach will be entitled to the full amount of all compensation and benefits to which he would otherwise be entitled under the agreement for the remaining term of the agreement. In addition, any benefits Mr. Birnbach may have under any employee benefit plan shall immediately vest.

     Under the agreement, for a period of two years after the voluntary or involuntary termination of Mr. Birnbach's employment with the Company, Mr. Birnbach may not compete or own an interest in any other business in competition with that of the Company's business, except for the purchase and holding of securities of any company listed upon a recognized securities exchange or traded in a recognized security market.

     In addition, Mr. Birnbach's employment agreement and Supplemental Executive Retirement Plan Waiver agreement were amended in September 1995 to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations upon the occurrence of certain events, including a change in control of the Company.

     The Board of Directors approved employment contracts with Messrs. Ptashek and Dunkin in 1984 and 1985, respectively. The contracts provide that if the officers are terminated for the convenience of the Company, without cause or any reason related to job performance, they may receive a sum equal to their annual base compensation for a period of two years or until the attainment of the of the normal retirement age under the Company's retirement plans, whichever is earlier. Payments made under these employment contracts are credited toward age requirements under the SERP.

     In addition, these employment contracts were amended in September 1995 to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations in the event of a change in control of the Company.

     CASH-OR-DEFERRED NON-QUALIFIED EXECUTIVE RETIREMENT PLAN. Effective December 1, 1994, the Company adopted an unfunded Cash-or-Deferred Non-Qualified Executive Retirement Plan (the "Executive Retirement Plan"). The Executive Retirement Plan is designed to supplement the amounts of current income deferrable by certain executive officers under the Company's tax-qualified 401(k) Plan. Under the Executive Retirement Plan, a participant may elect to defer an unlimited amount of his salary and bonus; however, the matching formula for such amounts is the same as that of the 401(k) Plan. Each participant will receive a matching Company contribution equal to (i) 75% of the first 1% to 3% of compensation deferred and (ii) 25% of deferred amounts from 4% to 6% of compensation. No matching contribution will be made for deferred amounts in excess of 6% of salary and bonus. In its discretion, the Board of Directors may award supplemental credits to the account of plan participants. Participant deferral amounts, matching credits and any supplemental credits will earn interest equal to the then current 10-year treasury bond rate. Participants are fully vested in the amounts credited to their plan accounts at all times. Supplemental contributions were awarded for fiscal 1995 as follows: G. M. Birnbach - $22,337, A. H. Dunkin - $6,300, C. A. Pedrolie - $2,800 and H. I. Ptashek - $7,300.

     In addition, the Executive Retirement Plan provides for the transfer into a separate grantor trust of assets equal to the Company's obligations to the plan participants upon the occurrence of certain events, including a change in control of the Company. As of December 3, 1995, five executive officers, including the Named Executives, participate in the Executive Retirement Plan.

     DIRECTOR COMPENSATION. Directors employed by the Company are paid fees of $500 per meeting and non-employee directors receive a fee of $1,500 per meeting. No fees are paid to members of committees appointed by the Board of Directors. The directors who are not employees of the Company received the following amounts in fiscal 1995 for serving on the Company's Board of Directors: Messrs. Silver, Rosen, Rowe and Woodlief, $12,000 each; and Messrs. Cheney and Dolan $10,000 each. Directors who are executive officers of the Company each received $4,000 in 1995 in compensation for their service on the Company's Board of Directors. In accordance with the 1993 Stock Option and Incentive Plan, directors who are not employees of the Company each received on the first Monday in February of each year an automatic grant of options to purchase 4,500 shares. Accordingly, the following directors received such stock option awards on February 6, 1995: Messrs. Cheney, Dolan, Rosen, Rowe, Silver and Woodlief. In January 1995, effective for fiscal year 1996, the 1993 Stock Option Plan was amended to change the date of the automatic grant to non-employee directors from the first Monday of February to the first business day of the Company's fiscal year. The purpose of this change was to make the date contemporaneous with the start of the Company's fiscal year and the time period in which the Company generally grants stock option awards. Accordingly, the following directors each received on December 4, 1995 stock option awards to purchase 4,500 shares of common stock:
Cheney, Dolan, Rosen, Rowe, Silver and Woodlief. No stock options by non-employee directors were exercised during fiscal 1995.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The members of the Company's Compensation Committee are Messrs. Birnbach, Rowe, Silver and Woodlief. Mr. Birnbach is currently the Company's President and Chairman, and
Messrs. Rowe and Woodlief are former officers of the Company.   Since his
retirement in December 1992, Mr. Woodlief has been a consultant to the Company at a monthly fee of $5,000 or $60,000 in fiscal year 1995. Beginning in January 1996, the monthly fee has been revised to $2,500. Mr. Silver is a member of the law firm Silver, Freedman & Taff, L.L.P. which serves as general counsel to the Company. Total fees incurred for legal services rendered by this firm to the Company and its subsidiaries during the fiscal year ended December 3, 1995 did not exceed 5% of such firm's gross revenues in its last fiscal year.

     COMPLIANCE WITH SECTION 16(A). Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file.

     To the Company's knowledge, based solely upon information provided to the Company by the officers and directors subject to Section 16 of the Securities Exchange Act of 1934, each of the Company's executive officers and directors timely filed all required reports.

              REPORT OF THE EXECUTIVE AND STOCK OPTION COMMITTEES


     The compensation policies of the Company seek to align the compensation of its executive officers with the Company's financial and other performance aspects, thereby improving performance and enhancing stockholder value.

     COMPENSATION PHILOSOPHY. The Company's compensation programs are designed to attract and retain qualified management personnel by providing competitive compensation while, at the same time, providing incentive to enhance stockholder value consistent with the business strategies and long-term objectives of the Company. Accordingly, the Company's compensation programs include the following aspects:

     The compensation program includes a base salary providing competitive compensation and reflecting the Company's financial and other performance as well as the individual's performance.

     Long-term incentive in the form of stock options are designed to reward and retain executives over a period of years, and to align the interests of executives with those of stockholders by relating compensation to the Company's stock price.

     BASE SALARIES. Base salaries are intended to compensate fairly all of the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, and their extended period of service to the Company.

Actual salaries paid to the Company's executive officers are based upon their level of experience and performance and their years of service to the Company.

     LONG-TERM INCENTIVES.   The Company provides long-term stock-related
incentives to key executives and employees including the Named Executives under the 1983 and 1993 Stock Option and Incentive Plans (the "Plans"). Awards under the Plans may be either "incentive" stock options, qualifying for favorable income tax treatment, or "non-qualified" stock options. Awards are designed to align management's incentives with the interests of the Company's stockholders and to reward executives for increases in stockholder value. In April 1995, stock options were awarded to Ms. Pedrolie totaling 20,000 shares. In December 1995, stock options were awarded to the other Named Executives in the following amounts: Mr. Birnbach - 40,000 shares; Mr. Ptashek - 15,000 shares; and Mr. Dunkin 12,000 shares. Such awards were to link an adequate portion of executive compensation to benefits produced for all other stockholders.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER.    Effective December 1993,
Mr. Birnbach received an increase in his salary from $641,600 to $725,000 as an inducement to extend his contract to serve as Chairman and President of the Company and to reward him for improvement in the Company's financial and other performance. In December 1994, Mr. Birnbach's compensation was adjusted for the cost of living as per his employment agreement. See "Executive Compensation - Employment Agreements."

     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. The Company has included a provision in Mr. Birnbach's employment agreement limiting his compensation to the $1 million threshold and deferring any amount in excess of such limit. In addition, although the current compensation of each of the Company's other executive officers is below the $1 million threshold, the Company intends to consider the new provision in establishing future compensation policies for such officers.

                            COMPENSATION COMMITTEE

                               Gerald M. Birnbach
                               Keith J. Rowe
                               Sidney J. Silver
                               Gerald O. Woodlief

                            STOCK OPTION COMMITTEE

                               Richard E. Cheney
                               W. Patrick Dolan
                               Charles T. Rosen
                               Keith J. Rowe
                               Sidney J. Silver

                               PERFORMANCE GRAPH

     The following is a line graph comparing the yearly change in the cumulative total return on the Company's Common Stock with the cumulative total return on the NYSE Market Index and the Company's peer group index for the Company's last five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

Among Rowe Furniture Corporation, the NYSE Market
Index, and the Company's Peer Group



     The peer group consists of household furniture manufacturing companies with the same Standard Industrial Classification as the Company.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

-------------------------------- FISCAL YEAR ENDING -----------------------------------
COMPANY                      1990       1991      1992      1993       1994       1995
ROWE FURNITURE CP             100       107.20     237.19   633.22    760.65     646.61
INDUSTRY INDEX                100       135.03     186.77   252.73    201.38     246.41
NYSE MARKET INDEX             100       120.08     137.82   154.66    157.23     201.14

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors engaged the independent certified public accounting firm of BDO Seidman, L.L.P. to audit the records of the Company for the 1993, 1994 and 1995 fiscal years. Representatives of BDO Seidman, L.L.P. are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's principal administrative offices at 239 Rowan Street, Salem, Virginia, no later than October 31, 1996. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company may also retain the services of a proxy solicitation firm, the fees and expenses of which firm will be paid for by the Company, although there is no present intention to retain any such firm.

     The Company's annual report to stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on February 9, 1996. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation materials, nor as having been incorporated herein by reference.



                                                    ARTHUR H. DUNKIN
                                                    Secretary-Treasurer

March 1, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                ROWE FURNITURE CORPORATION - COMMON STOCK PROXY

  FOR THE ANNUAL MEETING OF STOCKHOLDERS AT 10:00 A.M. LOCAL TIME ON TUESDAY,
       APRIL 2, 1996, AT THE ROANOKE AIRPORT MARRIOTT, ROANOKE, VIRGINIA

     The undersigned hereby appoints G. M. Birnbach and B. A. Rotramel or either one of them with full powers of substitution as Proxies to vote the Common Stock of Rowe Furniture Corporation (the "Company") held by the undersigned at the above stated Annual Meeting, any adjournments and or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 1, 1996, as follows:

1.  ELECTION OF DIRECTORS.  The nominees to serve until 1999 are Messrs.

    Charles T. Rosen, Sidney J. Silver and Arthur H. Dunkin



    [_] VOTE FOR all nominees                 [_] VOTE WITHHELD for all nominees


    [_] VOTE FOR, except vote withheld from the following nominee(s):
        ________________________

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES WITH THE DISCRETION OF THE PROXY OR PROXIES ON ANY OTHER BUSINESS.

Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 1996 Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                                            ___________________________________
                                            SIGNATURE                      DATE


                                            ___________________________________
                                            SIGNATURE                      DATE



Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.